Exhibit 99.1

Investor Contact: Targeted Genetics Corporation Stephanie Seiler, Ph.D. (206) 521-7823	Media Contact: Targeted Genetics Corporation Courtney Self (206) 521-7392

TARGETED GENETICS ANNOUNCES TRANSFER OF ITS STOCK LISTING TO THE NASDAQ SMALLCAP MARKET

Seattle, WA—January 7, 2003 – Targeted Genetics Corporation (Nasdaq: TGEN) today announced that the listing of its common stock will be transferred from the Nasdaq National Market to the Nasdaq SmallCap Market as of market opening on January 8, 2003. Targeted Genetics’ common stock will continue to trade under the ticker symbol “TGEN.”

Targeted Genetics develops gene therapy products for treating acquired and inherited diseases. The Company has a lead clinical product development program targeting cystic fibrosis and a promising pipeline of product candidates focused on hemophilia, arthritis, cancer and AIDS prophylaxis. The Company has a broad platform of gene delivery technologies and, through its majority-owned subsidiary, CellExSys, Inc., a promising body of technology for cellular therapy. For more information about Targeted Genetics Corporation and CellExSys, Inc., please visit the Company’s web site at http://www.targetedgenetics.com.

NOTE: This release contains forward-looking statements regarding our business, which are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of these forward-looking statements. Factors that could affect our actual results include, but are not limited to, the failure to find additional funding or to maintain the Nasdaq minimum listing requirement, as well as the other risk factors described in the section entitled “Factors Affecting Our Operating results, Our Business and Our Stock Price” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no obligation to update any forward-looking statement to reflect new information, circumstances or events after the date of this release or to reflect the occurrence of unanticipated events.

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